EXHIBIT 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2008

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2008

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet and Supplemental Average Balance Sheet Information	3 -4
Details of Net Interest Margin	5
Selected Income Statement Information and Trading Revenue	6
Details of Loans	7
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments	8
Details of Nonperforming Assets	9 -10
Business Segment Results:
Business Segment Products and Services	11
Summary of Earnings and Revenue	12
Period-end Employees	12
Retail Banking	13 -15
Corporate & Institutional Banking	16
Global Investment Servicing (formerly, PFPC)	17
Glossary of Terms	18 -20

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 16, 2008. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

Sterling Financial Corporation Acquisition

We completed our acquisition of Sterling Financial Corporation (“Sterling”) on April 4, 2008. Sterling shareholders received an aggregate of approximately $224 million in cash and 4.6 million shares of PNC common stock. PNC converted the Sterling banking charter and financial and customer data onto PNC’s financial and operational systems during August 2008.

Hilliard Lyons Divestiture

On March 31, 2008, we completed the sale of J.J.B. Hilliard, W.L. Lyons, LLC (“Hilliard Lyons”), a Louisville, Kentucky-based wholly-owned subsidiary of PNC and a full-service brokerage and financial services provider, to Houchens Industries, Inc. We recognized an after-tax gain of $23 million in the first quarter of 2008 in connection with this divestiture. Information for the periods presented reflects the reclassification of results for Hilliard Lyons, including the gain on the sale of this business, from the Retail Banking business segment to “Other, including BlackRock.”

Yardville National Bancorp Acquisition

We completed our acquisition of Yardville National Bancorp (“Yardville”) on October 26, 2007 and our financial results include Yardville from that date. PNC issued approximately 3.4 million shares of PNC common stock and paid approximately $156 million in cash as consideration for the acquisition. PNC converted the Yardville banking charter and financial and customer data onto PNC’s financial and operational systems during March 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Nine months ended		Three months ended
In millions, except per share data	September 30 2008	September 30 2007	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Interest Income
Loans	$3,145	$3,109	$1,024	$1,050	$1,071	$1,123	$1,129
Securities available for sale	1,270	1,031	447	419	404	398	366
Other	355	356	103	108	144	149	132

Total interest income	4,770	4,496	1,574	1,577	1,619	1,670	1,627

Interest Expense
Deposits	1,152	1,531	340	362	450	522	531
Borrowed funds	787	843	234	238	315	355	335

Total interest expense	1,939	2,374	574	600	765	877	866

Net interest income	2,831	2,122	1,000	977	854	793	761

Noninterest Income
Fund servicing	695	620	233	234	228	215	208
Asset management	589	559	180	197	212	225	204
Consumer services	472	513	153	149	170	179	177
Corporate services	547	533	198	185	164	180	198
Service charges on deposits	271	258	97	92	82	90	89
Net securities gains (losses)	(34)	(4)	(74)	(1)	41	(1)	(2)
Other	143	477	(133)	206	70	(54)	116

Total noninterest income	2,683	2,956	654	1,062	967	834	990

Total revenue	5,514	5,078	1,654	2,039	1,821	1,627	1,751
Provision for credit losses	527	127	190	186	151	188	65
Noninterest Expense
Personnel	1,660	1,587	569	547	544	553	553
Occupancy	274	255	89	90	95	95	87
Equipment	267	227	91	94	82	84	77
Marketing	94	86	38	34	22	29	36
Other	1,004	928	355	350	299	452	346

Total noninterest expense	3,299	3,083	1,142	1,115	1,042	1,213	1,099

Income before income taxes	1,688	1,868	322	738	628	226	587
Income taxes	558	579	74	233	251	48	180

Net income	$1,130	$1,289	$248	$505	$377	$178	$407

Earnings Per Common Share
Basic	$3.30	$3.92	$.72	$1.47	$1.11	$.53	$1.21
Diluted	$3.24	$3.85	$.71	$1.45	$1.09	$.52	$1.19

Average Common Shares Outstanding
Basic	343	329	345	344	339	338	337
Diluted	346	333	348	347	342	341	340

Efficiency	60%	61%	69%	55%	57%	75%	63%
Noninterest income to total revenue	49%	58%	40%	52%	53%	51%	57%
Effective tax rate (a)	33.1%	31.0%	23.0%	31.6%	40.0%	21.2%	30.7%

(a)	The higher effective tax rates for the first quarter and first nine months of 2008 were due to taxes associated with the gain on the sale of Hilliard Lyons. The lower effective tax rates for the third quarter of 2008 and the fourth quarter of 2007 were primarily due to lower pretax income in relation to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Assets
Cash and due from banks	$3,060	$3,525	$3,934	$3,567	$3,318
Federal funds sold and resale agreements (includes $1,007, $1,001, and $1,032 measured at fair value at September 30, 2008, June 30, 2008, and March 31, 2008) (a)	1,826	3,015	2,157	2,729	2,360
Trading securities and other short-term investments	2,866	2,705	3,987	4,129	3,944
Loans held for sale (includes $1,465, $1,604, and $2,068 measured at fair value at September 30, 2008, June 30, 2008, and March 31, 2008) (a)	1,922	2,288	2,516	3,927	3,004
Securities available for sale	31,031	31,032	28,581	30,225	28,430
Loans, net of unearned income of $910, $934, $951, $990, and $986	75,184	73,040	70,802	68,319	65,760
Allowance for loan and lease losses	(1,053)	(988)	(865)	(830)	(717)

Net loans	74,131	72,052	69,937	67,489	65,043
Goodwill	8,829	8,824	8,244	8,405	7,836
Other intangible assets	1,092	1,104	1,105	1,146	1,099
Equity investments	6,735	6,376	6,187	6,045	5,975
Other	14,118	11,850	13,343	11,258	10,357

Total assets	$145,610	$142,771	$139,991	$138,920	$131,366

Liabilities
Deposits
Noninterest-bearing	$19,255	$19,869	$19,176	$19,440	$18,570
Interest-bearing	65,729	64,820	61,234	63,256	59,839

Total deposits	84,984	84,689	80,410	82,696	78,409
Borrowed funds
Federal funds purchased	4,837	7,343	5,154	7,037	6,658
Repurchase agreements	2,611	1,887	2,510	2,737	1,990
Federal Home Loan Bank borrowings	10,466	9,572	9,663	7,065	4,772
Bank notes and senior debt (includes $6, $11, and $11 measured at fair value at September 30, 2008, June 30, 2008, and March 31, 2008) (a)	5,792	5,804	6,842	6,821	7,794
Subordinated debt	5,192	5,169	5,402	4,506	3,976
Other	3,241	2,697	3,208	2,765	2,263

Total borrowed funds	32,139	32,472	32,779	30,931	27,453
Allowance for unfunded loan commitments and letters of credit	127	124	152	134	127
Accrued expenses	2,650	3,388	3,878	4,330	4,077
Other	9,422	4,981	6,341	4,321	5,095

Total liabilities	129,322	125,654	123,560	122,412	115,161

Minority and noncontrolling interests in consolidated entities	2,070	2,009	2,008	1,654	1,666
Shareholders’ Equity
Preferred stock (b)
Common stock - $5 par value
Authorized 800 shares, issued 357, 357, 353, 353, and 353 shares	1,787	1,787	1,764	1,764	1,764
Capital surplus	3,377	3,387	2,603	2,618	2,631
Retained earnings	11,959	11,940	11,664	11,497	11,531
Accumulated other comprehensive loss	(2,230)	(1,227)	(779)	(147)	(255)
Common stock held in treasury at cost: 9, 11, 12, 12, and 16 shares	(675)	(779)	(829)	(878)	(1,132)

Total shareholders’ equity	14,218	15,108	14,423	14,854	14,539

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$145,610	$142,771	$139,991	$138,920	$131,366

Capital Ratios
Tier 1 risk-based (c)	8.2%	8.2%	7.7%	6.8%	7.5%
Total risk-based (c)	11.9	11.9	11.4	10.3	10.9
Leverage (c)	7.2	7.3	6.8	6.2	6.8
Tangible common equity	3.6	4.3	4.7	4.7	5.2
Common shareholders’ equity to assets	9.4	10.2	10.3	10.7	11.1

(a)	Amounts represent items for which the Corporation has elected the fair value option under SFAS 159.
(b)	Less than $.5 million at each date.
(c)	The ratios as of September 30, 2008 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Three months ended
In millions	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Assets
Interest-earning assets:
Securities available for sale
Residential mortgage-backed	$22,924	$20,813	$20,506	$20,592	$19,541
Commercial mortgage-backed	5,863	5,838	5,538	4,921	4,177
Asset-backed	3,522	3,363	2,849	2,704	2,454
U.S. Treasury and government agencies	32	47	90	155	281
State and municipal	798	773	411	306	233
Other debt	266	211	84	52	25
Corporate stocks and other	411	385	494	458	381

Total securities available for sale	33,816	31,430	29,972	29,188	27,092
Loans, net of unearned income
Commercial	31,070	30,825	29,147	27,528	26,352
Commercial real estate	9,560	9,340	8,986	8,919	8,272
Lease financing	2,573	2,646	2,484	2,552	2,581
Consumer	20,984	20,558	18,897	18,150	17,954
Residential mortgage	8,875	9,193	9,411	9,605	9,325
Other	286	266	391	400	393

Total loans, net of unearned income	73,348	72,828	69,316	67,154	64,877
Loans held for sale	2,146	2,350	3,607	3,408	2,842
Federal funds sold and resale agreements	2,736	2,528	3,040	2,516	2,163
Other	3,700	4,068	5,384	4,926	4,342

Total interest-earning assets	115,746	113,204	111,319	107,192	101,316
Noninterest-earning assets:
Allowance for loan and lease losses	(1,012)	(900)	(852)	(749)	(708)
Cash and due from banks	2,779	2,725	3,027	3,089	3,047
Other	25,486	26,363	27,061	25,418	23,977

Total assets	$142,999	$141,392	$140,555	$134,950	$127,632

Supplemental Average Balance Sheet Information (Unaudited)

Trading Assets
Securities (a)	$2,298	$2,471	$3,872	$3,486	$3,293
Resale agreements (b)	1,937	1,731	2,129	1,320	1,267
Financial derivatives (c)	1,775	2,028	2,808	1,785	1,389
Loans at fair value (c)	74	92	114	148	164

Total trading assets	$6,084	$6,322	$8,923	$6,739	$6,113

(a)	Included in “Interest-earning assets-Other” above.
(b)	Included in “Federal funds sold and resale agreements” above.
(c)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended
In millions	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$28,075	$27,543	$25,405	$24,697	$24,151
Demand	9,958	9,997	9,580	9,587	9,275
Savings	2,751	2,813	2,625	2,662	2,841
Retail certificates of deposit	16,456	16,791	16,556	16,921	16,563
Other time	4,393	4,686	3,813	1,948	2,748
Time deposits in foreign offices	5,141	4,112	6,026	6,488	4,616

Total interest-bearing deposits	66,774	65,942	64,005	62,303	60,194

Borrowed funds
Federal funds purchased	4,446	4,702	5,564	5,232	6,249
Repurchase agreements	3,424	2,185	2,614	2,875	2,546
Federal Home Loan Bank borrowings	9,660	9,602	8,233	6,339	2,097
Bank notes and senior debt	5,772	6,621	6,754	7,676	7,537
Subordinated debt	5,088	5,132	4,649	4,118	4,039
Other	3,758	2,854	4,247	2,353	2,741

Total borrowed funds	32,148	31,096	32,061	28,593	25,209

Total interest-bearing liabilities	98,922	97,038	96,066	90,896	85,403
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity:
Demand and other noninterest-bearing deposits	18,193	18,045	17,564	18,472	18,211
Allowance for unfunded loan commitments and letters of credit	124	152	135	127	125
Accrued expenses and other liabilities	9,396	9,410	10,690	9,035	8,117
Minority and noncontrolling interests in consolidated entities	2,020	2,008	1,817	1,658	1,414
Shareholders’ equity	14,344	14,739	14,283	14,762	14,362

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$142,999	$141,392	$140,555	$134,950	$127,632

Supplemental Average Balance Sheet Information (Unaudited) (Continued)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$66,774	$65,942	$64,005	$62,303	$60,194
Demand and other noninterest-bearing deposits	18,193	18,045	17,564	18,472	18,211

Total deposits	$84,967	$83,987	$81,569	$80,775	$78,405

Transaction deposits	$56,226	$55,585	$52,549	$52,756	$51,637

Common shareholders’ equity	$13,838	$14,513	$14,276	$14,755	$14,355

Trading Liabilities
Securities sold short (a)	$1,370	$1,157	$2,127	$1,748	$1,960
Repurchase agreements and other borrowings (b)	609	691	661	630	637
Financial derivatives (c)	1,806	2,051	2,856	1,772	1,400
Borrowings at fair value (c)	20	25	30	39	41

Total trading liabilities	$3,805	$3,924	$5,674	$4,189	$4,038

(a)	Included in “Borrowed funds-Other” above.
(b)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(c)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Margin (Unaudited)

	Three months ended
	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Net Interest Margin (a)
Average yields/rates
Yield on interest-earning assets
Loans	5.53%	5.76%	6.18%	6.62%	6.89%
Securities available for sale	5.32	5.35	5.41	5.46	5.42
Other	4.85	5.04	4.88	5.51	5.56
Total yield on interest-earning assets	5.42	5.59	5.83	6.19	6.37
Rate on interest-bearing liabilities
Deposits	2.02	2.20	2.82	3.31	3.49
Borrowed funds	2.85	3.04	3.89	4.88	5.22
Total rate on interest-bearing liabilities	2.29	2.47	3.17	3.81	3.99

Interest rate spread	3.13	3.12	2.66	2.38	2.38
Impact of noninterest-bearing sources	.33	.35	.43	.58	.62

Net interest margin	3.46%	3.47%	3.09%	2.96%	3.00%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007, and September 30, 2007 were $9 million, $10 million, $9 million, $7 million, and $6 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.

Selected Consolidated Income Statement Information and Trading Revenue (Unaudited)

SELECTED CONSOLIDATED INCOME STATEMENT INFORMATION

	Nine months ended		Three months ended
In millions	September 30 2008	September 30 2007	September 30 2008	June 30 2008	September 30 2007
OTHER NONINTEREST INCOME
BlackRock LTIP shares adjustment	$69	$1	$(51)	$80	$(50)
Commercial mortgage loans held for sale intended for securitization valuations, net of hedges	(238)		(82)	21
Gain on sale of Hilliard Lyons (a)	114
Visa redemption gain	95
Reversal of legal contingency reserve established in connection with an acquisition due to a settlement	61		61
Trading income (losses) (b)	(77)	114	(54)	53	33
Equity management gains (losses)	(8)	81	(24)	(7)	47

PROVISION FOR CREDIT LOSSES
Integration costs	23			23

NONINTEREST EXPENSE
Integration costs	41	67	14	13	41
Visa indemnification liability	(43)

(a)	The impact of the gain was $23 million after taxes.
(b)	For the nine months ended and three months ended September 30, 2008, Corporate & Institutional Banking generated trading income which was more than offset by trading losses in “Other, including BlackRock.”

TRADING REVENUE

	Nine months ended		Three months ended
In millions	September 30 2008	September 30 2007	September 30 2008	June 30 2008	September 30 2007
Net interest income (expense)	$58		$19	$23	$(1)
Noninterest income	(77)	$114	(54)	53	33

Total trading revenue	$(19)	$114	$(35)	$76	$32

Securities underwriting and trading (c)	$(3)	$31	$(13)	$19	$14
Foreign exchange	52	42	19	17	15
Financial derivatives	(68)	41	(41)	40	3

Total trading revenue	$(19)	$114	$(35)	$76	$32

(c)	Includes changes in fair value for certain loans accounted for at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

In millions	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Commercial
Retail/wholesale	$6,138	$6,374	$6,298	$5,973	$5,506
Manufacturing	5,656	5,322	5,170	4,705	4,609
Other service providers	3,914	3,670	3,563	3,529	3,816
Real estate related (a)	6,155	6,101	5,701	5,425	4,232
Financial services	1,595	1,452	1,390	1,268	1,901
Health care	1,630	1,637	1,605	1,446	1,256
Other	7,323	6,419	5,912	6,261	5,415

Total commercial	32,411	30,975	29,639	28,607	26,735

Commercial real estate
Real estate projects	6,622	6,539	6,448	6,114	5,807
Mortgage	3,047	2,912	2,603	2,792	2,507

Total commercial real estate	9,669	9,451	9,051	8,906	8,314

Lease financing	3,553	3,522	3,464	3,500	3,539

Total commercial lending	45,633	43,948	42,154	41,013	38,588

Consumer
Home equity	14,892	14,735	14,315	14,447	14,366
Education	2,648	2,117	2,024	132	110
Automobile	1,606	1,590	1,533	1,513	1,521
Other	2,260	2,245	2,156	2,234	2,160

Total consumer	21,406	20,687	20,028	18,326	18,157

Residential mortgage	8,757	9,047	9,299	9,557	9,605
Other	298	292	272	413	396
Unearned income	(910)	(934)	(951)	(990)	(986)

Total, net of unearned income	$75,184	$73,040	$70,802	$68,319	$65,760

(a)	Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and

Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Beginning balance	$988	$865	$830	$717	$703
Charge-offs
Commercial	(51)	(71)	(70)	(60)	(38)
Commercial real estate	(60)	(24)	(11)	(12)	(3)
Consumer	(39)	(33)	(28)	(24)	(17)
Residential mortgage	(2)
Lease financing	1	(2)	(1)

Total charge-offs	(151)	(130)	(110)	(96)	(58)

Recoveries
Commercial	21	11	8	10	5
Commercial real estate	4	3
Consumer	4	3	4	3	4
Lease financing		1

Total recoveries	29	18	12	13	9

Net charge-offs
Commercial	(30)	(60)	(62)	(50)	(33)
Commercial real estate	(56)	(21)	(11)	(12)	(3)
Consumer	(35)	(30)	(24)	(21)	(13)
Residential mortgage	(2)
Lease financing	1	(1)	(1)

Total net charge-offs	(122)	(112)	(98)	(83)	(49)

Provision for credit losses (a)	190	186	151	188	65
Acquired allowance (b)		20		15
Net change in allowance for unfunded loan commitments and letters of credit	(3)	29	(18)	(7)	(2)

Ending balance	$1,053	$988	$865	$830	$717

Supplemental Information
Net charge-offs to average loans (For the three months ended)	.66%	.62%	.57%	.49%	.30%
Allowance for loan and lease losses to total loans	1.40	1.35	1.22	1.21	1.09
Allowance for loan and lease losses to nonperforming loans	125	142	151	183	274

Commercial lending net charge-offs (c)	$(85)	$(82)	$(74)	$(62)	$(36)
Consumer lending net charge-offs (d)	(37)	(30)	(24)	(21)	(13)

Total net charge-offs	$(122)	$(112)	$(98)	$(83)	$(49)

Net charge-offs to average loans
Commercial lending	.78%	.77%	.73%	.63%	.38%
Consumer lending	.49	.41	.34	.30	.19

(a)	Amount for the second quarter of 2008 included integration costs of $23 million related to Sterling and amount for the fourth quarter of 2007 included $45 million related to Yardville.
(b)	Amount for the second quarter of 2008 related to Sterling and for the fourth quarter of 2007 related to Yardville.
(c)	Includes commercial, commercial real estate and equipment lease financing.
(d)	Includes consumer and residential mortgage.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Beginning balance	$124	$152	$134	$127	$125
Acquired allowance - Sterling		1
Net change in allowance for unfunded loan commitments and letters of credit	3	(29)	18	7	2

Ending balance	$127	$124	$152	$134	$127

Net Unfunded Commitments In millions	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Net unfunded commitments	$57,094	$51,558	$52,426	$53,347	$52,590

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Nonaccrual loans
Commercial
Retail/wholesale	$72	$58	$32	$39	$41
Manufacturing	45	34	47	35	41
Other service providers	76	66	68	48	38
Real estate related (a)	92	70	63	45	15
Financial services	15	10	16	15	1
Health care	8	7	4	4	4
Other	5	8	8	7	4

Total commercial	313	253	238	193	144

Commercial real estate
Real estate projects	391	330	251	184	64
Mortgage	49	35	22	28	11

Total commercial real estate	440	365	273	212	75

Consumer	25	24	19	17	15
Residential mortgage	60	49	38	27	25
Lease financing	3	4	3	3	3

Total nonaccrual loans	841	695	571	452	262

Restructured loans			2	2

Total nonperforming loans	841	695	573	454	262

Foreclosed and other assets
Residential mortgage	19	19	13	10	11
Consumer	10	11	10	8	5
Commercial lending	5	8	19	23	23

Total foreclosed and other assets	34	38	42	41	39

Total nonperforming assets (b) (c)	$875	$733	$615	$495	$301

Nonperforming loans to total loans	1.12%	.95%	.81%	.66%	.40%
Nonperforming assets to total loans and foreclosed assets	1.16	1.00	.87	.72	.46
Nonperforming assets to total assets	.60	.51	.44	.36	.23

(a) Includes loans related to customers in the real estate and construction industries.
(b) Excludes equity management assets carried at estimated fair value (the September 30, 2007 amount includes troubled debt restructured assets of $4 million):	$34	$44	$5	$4	$12
(c) Excludes loans held for sale carried at lower of cost or market value (amounts include troubled debt restructured assets of $7 million, $20 million, and $21 million at September 30, 2008, June 30, 2008, and March 31, 2008, respectively):	$39	$59	$35	$25	$7

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions	Nine months ended
January 1, 2008	$495
Transferred in	989
Acquisition	9
Charge-offs/valuation adjustments	(307)
Principal activity including payoffs	(220)
Returned to performing	(77)
Asset sales	(14)

September 30, 2008	$875

Largest Individual Nonperforming Assets at September 30, 2008 - in millions (a)

Ranking	Outstandings	Industry
1	$23	Manufacturing
2	17	Construction
3	15	Construction
4	14	Wholesale Trade
5	13	Retail Trade
6	13	Construction
7	13	Construction
8	12	Construction
9	11	Construction
10	11	Wholesale Trade

Total	$142

As a percent of total nonperforming assets	16%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Segment Products and Services (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to approximately 2.9 million consumer and small business customers within our primary geographic markets. Our customers are serviced through 1,142 offices in our branch network, the call center located in Pittsburgh, and the Internet – www.pncbank.com. The branch network is located primarily in Pennsylvania, New Jersey, Washington, D.C., Maryland, Virginia, Ohio, Kentucky and Delaware. Brokerage services are provided through PNC Investments, LLC.

Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

Global Investment Servicing, formerly PFPC, is a leading full service provider of processing, technology and business solutions for the global investment industry. Securities services include custody, securities lending, and accounting and administration for funds registered under the 1940 Act and alternative investments. Investor services include transfer agency, subaccounting, and distribution. Financial advisor services include managed accounts and information management. This business segment serviced $2.3 trillion in total assets and 73 million shareholder accounts as of September 30, 2008 both domestically and internationally from locations in Ireland, Poland and Luxembourg.

BlackRock is one of the largest publicly traded investment management firms in the United States with $1.428 trillion of assets under management at June 30, 2008. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of fixed income, cash management, equity and balanced and alternative investment separate accounts and funds. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services globally to institutional investors. At September 30, 2008, PNC’s ownership interest in BlackRock was approximately 33%.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Earnings and Revenue (Unaudited) (a) (b)

	Three months ended
In millions	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Earnings
Retail Banking (c)	$79	$140	$195	$211	$246
Corporate & Institutional Banking	72	134	2	91	87
Global Investment Servicing (formerly, PFPC)	34	33	30	32	33
Other, including BlackRock (c) (d)	63	198	150	(156)	41

Total consolidated net income	$248	$505	$377	$178	$407

Revenue (a)
Retail Banking (c)	$882	$889	$959	$943	$930
Corporate & Institutional Banking	362	482	242	399	388
Global Investment Servicing (e)	237	237	228	214	209
Other, including BlackRock (c) (d)	173	431	392	71	224

Total consolidated revenue	$1,654	$2,039	$1,821	$1,627	$1,751

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 will provide additional business segment disclosures for BlackRock.
(c)	Information for the periods presented reflects the reclassification of results for Hilliard Lyons, which we sold March 31, 2008, including the gain on its sale, from Retail Banking to “Other, including BlackRock.”
(d)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and those related to Hilliard Lyons prior to its sale, integration costs, asset and liability management activities including net securities gains or losses and certain trading activities, equity management activities, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(e)	Global Investment Servicing revenue represents the sum of servicing revenue and nonoperating income (expense) less debt financing costs.

	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
Period-end Employees
Full-time employees:
Retail Banking	11,347	11,671	11,014	11,022	10,747
Corporate & Institutional Banking	2,305	2,310	2,218	2,290	2,267
Global Investment Servicing	4,969	4,946	4,865	4,784	4,504
Other
Operations & Technology	4,452	4,572	4,394	4,379	4,243
Staff Services and other	2,150	2,168	2,001	3,005	3,050

Total Other	6,602	6,740	6,395	7,384	7,293

Total full-time employees	25,223	25,667	24,492	25,480	24,811
Total part-time employees	2,906	2,938	2,843	2,840	2,823

Total employees	28,129	28,605	27,335	28,320	27,634

The period-end employee statistics disclosed for each business reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. Sterling and Yardville employees are included in the Retail Banking, Corporate & Institutional Banking and Other businesses at September 30, 2008 and June 30, 2008. Yardville employees are also included in these categories at March 31, 2008 and December 31, 2007. Statistics at September 30, 2008, June 30, 2008 and March 31, 2008 exclude Hilliard Lyons employees; statistics at December 31, 2007 and September 30, 2007 reflect the reclassification of these employees from Retail Banking to Staff Services and other in the table above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
INCOME STATEMENT
Net interest income	$493	$499	$498	$542	$535
Noninterest income	389	390	461	401	395

Total revenue	882	889	959	943	930
Provision for credit losses	156	90	104	70	8
Noninterest expense	593	569	538	537	530

Pretax earnings	133	230	317	336	392
Income taxes	54	90	122	125	146

Earnings	$79	$140	$195	$211	$246

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$14,780	$14,635	$14,366	$14,417	$14,296
Indirect	2,034	2,071	2,026	2,031	2,033
Education	2,348	2,087	844	108	110
Other consumer	1,799	1,736	1,636	1,580	1,500

Total consumer	20,961	20,529	18,872	18,136	17,939
Commercial and commercial real estate (b)	14,750	15,175	14,393	14,020	13,799
Floor plan	923	1,045	1,020	983	939
Residential mortgage	2,339	2,443	2,440	2,500	2,050
Other	66	67	65	69	69

Total loans	39,039	39,259	36,790	35,708	34,796
Goodwill and other intangible assets	6,287	6,158	5,806	5,651	5,562
Loans held for sale	68	57	1,131	1,572	1,567
Other assets	1,550	1,465	1,661	2,316	2,676

Total assets	$46,944	$46,939	$45,388	$45,247	$44,601

Deposits
Noninterest-bearing demand (c)	$11,155	$10,824	$10,458	$10,967	$11,191
Interest-bearing demand	9,582	9,641	9,237	9,173	8,869
Money market	20,055	19,346	17,732	17,328	17,020

Total transaction deposits	40,792	39,811	37,427	37,468	37,080
Savings	2,739	2,800	2,609	2,651	2,831
Certificates of deposit	16,302	16,445	16,321	16,768	16,502

Total deposits	59,833	59,056	56,357	56,887	56,413
Other liabilities	377	318	348	382	342
Capital	3,789	3,833	3,560	3,548	3,517

Total funds	$63,999	$63,207	$60,265	$60,817	$60,272

PERFORMANCE RATIOS
Return on average capital	8%	15%	22%	24%	28%
Noninterest income to total revenue	44	44	48	43	42
Efficiency	67	64	56	57	57

(a)	See notes (a) and (c) on page 12. Information for the periods presented excludes the impact of Hilliard Lyons, which was sold on March 31, 2008, including the gain on its sale.
(b)	Average balance for the third quarter of 2008 reflects a transfer of approximately $400 million of loans, or $225 million on average, to the Corporate & Institutional Banking business segment.
(c)	Average balance for the first quarter of 2008 reflects a transfer of $140 million to the Corporate & Institutional Banking business segment.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Dollars in millions except as noted	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
OTHER INFORMATION (a) (b)
Credit-related statistics:
Commercial nonperforming assets	$373	$304	$217	$187	$104
Consumer nonperforming assets	58	49	42	38	33

Total nonperforming assets	$431	$353	$259	$225	$137

Commercial net charge-offs	$46	$45	$61	$24	$20
Consumer net charge-offs	35	31	23	21	14

Total net charge-offs (c)	$81	$76	$84	$45	$34

Commercial annualized net charge-off ratio	1.16%	1.11%	1.59%	.63%	.54%
Consumer annualized net charge-off ratio	.60%	.54%	.43%	.40%	.28%
Total annualized net charge-off ratio (c)	.83%	.78%	.92%	.50%	.39%

Other statistics:
Full-time employees	11,347	11,671	11,014	11,022	10,747
Part-time employees	2,358	2,371	2,322	2,298	2,236
ATMs	4,018	4,015	3,903	3,900	3,870
Branches (d)	1,142	1,153	1,096	1,109	1,072

ASSETS UNDER ADMINISTRATION (in billions) (e)
Assets under management
Personal	$44	$46	$46	$48	$52
Institutional	19	20	19	20	20

Total	$63	$66	$65	$68	$72

Asset Type
Equity	$34	$36	$36	$40	$42
Fixed income	17	17	17	17	19
Liquidity/Other	12	13	12	11	11

Total	$63	$66	$65	$68	$72

Nondiscretionary assets under administration
Personal	$28	$30	$30	$30	$31
Institutional	78	81	81	83	81

Total	$106	$111	$111	$113	$112

Asset Type
Equity	$44	$47	$46	$49	$50
Fixed income	25	27	27	28	27
Liquidity/Other	37	37	38	36	35

Total	$106	$111	$111	$113	$112

(a)	Presented as of period-end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended. Information for the periods presented excludes the impact of Hilliard Lyons, which was sold on March 31, 2008.
(b)	Amounts subsequent to October 26, 2007 include the impact of Yardville. Amounts subsequent to April 4, 2008 include the impact of Sterling.
(c)	Increase in the first quarter of 2008 related to the impact of aligning small business and consumer loan charge-off policies.
(d)	Excludes certain satellite branches that provide limited products and service hours.
(e)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Dollars in millions except as noted	September 30 2008	June 30 2008 (b)	March 31 2008	December 31 2007 (b)	September 30 2007
OTHER INFORMATION (a) (b)
Home equity portfolio credit statistics:
% of first lien positions (c)	39%	39%	39%	39%	39%
Weighted average loan-to-value ratios (c)	73%	72%	72%	73%	72%
Weighted average FICO scores (d)	727	726	725	727	726
Annualized net charge-off ratio	.58%	.53%	.35%	.26%	.16%
Loans 90 days past due	.46%	.46%	.42%	.37%	.30%

Checking-related statistics:
Retail Banking checking relationships	2,431,000	2,328,000	2,305,000	2,272,000	2,275,000
Consumer DDA households using online banking	1,213,000	1,157,000	1,128,000	1,091,000	1,050,000
% of consumer DDA households using online banking	56%	56%	55%	54%	52%
Consumer DDA households using online bill payment	841,000	768,000	723,000	667,000	604,000
% of consumer DDA households using online bill payment	39%	37%	35%	33%	30%

Small business loans and managed deposits:
Small business loans (e)	$13,656	$13,582	$13,778	$13,049	$13,157
Managed deposits:
On-balance sheet
Noninterest-bearing demand (f)	$6,106	$6,043	$5,946	$5,994	$6,119
Interest-bearing demand	2,270	1,851	1,911	1,873	2,027
Money market	3,912	3,349	3,398	3,152	3,389
Certificates of deposit	1,077	879	1,030	1,068	1,070
Off-balance sheet (g)
Small business sweep checking	3,124	2,958	2,976	2,780	2,823

Total managed deposits	$16,489	$15,080	$15,261	$14,867	$15,428

Brokerage statistics:
Financial consultants (h)	402	394	387	364	359
Full service brokerage offices	23	24	24	24	24
Brokerage account assets (billions)	$16	$18	$18	$19	$19

(a)	Presented as of period-end, except for the annualized net charge-off ratio, which is for the three months ended. Information for the periods presented excludes the impact of Hilliard Lyons, which was sold on March 31, 2008.
(b)	This information excludes the impact of acquisitions between PNC’s acquisition date and the date of conversion of the acquired companies’ data onto PNC’s financial and operational systems because such information was not available prior to the conversion date. Therefore, information presented above as of December 31, 2007 (except “Brokerage statistics”) excludes the impact of Yardville, which PNC acquired effective October 26, 2007 and converted during March 2008. Also, information presented above as of June 30, 2008 (except “Brokerage statistics”) excludes the impact of Sterling, which PNC acquired effective April 4, 2008 and converted during August 2008.
(c)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited.
(d)	Represents the most recent FICO scores we have on file.
(e)	See note (b) on page 13.
(f)	Balances for the first quarter of 2008 reflect a transfer of $140 million to the Corporate & Institutional Banking business segment.
(g)	Represents small business balances. These balances are swept into liquidity products managed by other PNC business segments, the majority of which are off-balance sheet.
(h)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions except as noted	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
INCOME STATEMENT
Net interest income	$254	$250	$241	$237	$204
Noninterest income
Corporate service fees	159	145	123	137	161
Other	(51)	87	(122)	25	23

Noninterest income	108	232	1	162	184

Total revenue	362	482	242	399	388
Provision for credit losses	31	72	49	69	55
Noninterest expense	236	210	215	222	211

Pretax earnings (loss)	95	200	(22)	108	122
Income taxes (benefit)	23	66	(24)	17	35

Earnings	$72	$134	$2	$91	$87

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$12,635	$11,879	$11,333	$10,747	$10,108
Commercial real estate (c)	5,828	5,501	5,146	4,938	4,538
Commercial - real estate related	3,015	2,939	2,902	2,637	2,347
Asset-based lending	5,321	5,241	4,974	4,748	4,601

Total loans (b)	26,799	25,560	24,355	23,070	21,594
Goodwill and other intangible assets	2,260	2,239	2,191	2,232	2,085
Loans held for sale	1,897	2,204	2,418	1,781	1,207
Other assets	5,930	5,889	6,281	4,641	4,544

Total assets	$36,886	$35,892	$35,245	$31,724	$29,430

Deposits
Noninterest-bearing demand	$7,502	$7,393	$7,481	$7,851	$7,238
Money market	5,268	5,301	5,026	4,995	4,960
Other	2,323	2,195	2,029	1,818	1,436

Total deposits	15,093	14,889	14,536	14,664	13,634
Other liabilities	5,128	4,905	5,679	4,452	3,109
Capital	2,705	2,436	2,462	2,357	2,132

Total funds	$22,926	$22,230	$22,677	$21,473	$18,875

PERFORMANCE RATIOS
Return on average capital	11%	22%		15%	16%
Noninterest income to total revenue	30	48		41	47
Efficiency	65	44	89%	56	54

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$248	$244	$243	$244	$222
Acquisitions/additions	7	11	5	8	36
Repayments/transfers	(8)	(7)	(4)	(9)	(14)

End of period	$247	$248	$244	$243	$244

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$137	$133	$133	$131	$121
Capital Markets	$80	$104	$76	$74	$73
Commercial mortgage securitizations and valuations (e)	$(56)	$49	$(146)	$(12)	$1
Commercial mortgage loan servicing (f)	55	56	50	58	65

Commercial mortgage banking activities	$(1)	$105	$(96)	$46	$66
Total loans (g)	$28,232	$26,075	$24,981	$23,861	$22,455
Nonperforming assets (g)	$391	$329	$317	$243	$141
Net charge-offs	$39	$35	$15	$39	$15
Full-time employees (g)	2,305	2,310	2,218	2,290	2,267
Net carrying amount of commercial mortgage servicing rights (g)	$698	$681	$678	$694	$708

(a)	See note (a) on page 12.
(b)	Includes lease financing.
(c)	Average balance for the third quarter of 2008 reflects a transfer of approximately $400 million of loans, or $225 million on average, from the Retail Banking business segment.
(d)	Represents consolidated PNC amounts.
(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income from loan servicing and ancillary services.
(g)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.

Global Investment Servicing (Unaudited) (a)

	Three months ended
Dollars in millions except as noted	September 30 2008	June 30 2008	March 31 2008	December 31 2007	September 30 2007
INCOME STATEMENT
Servicing revenue (b)	$243	$244	$238	$223	$216
Operating expense (b)	187	186	181	167	159

Operating income	56	58	57	56	57
Debt financing	7	8	11	10	9
Nonoperating income (c)	1	1	1	1	2

Pretax earnings	50	51	47	47	50
Income taxes	16	18	17	15	17

Earnings	$34	$33	$30	$32	$33

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,306	$1,305	$1,311	$1,315	$1,002
Other assets	3,195	1,301	1,388	1,161	1,169

Total assets	$4,501	$2,606	$2,699	$2,476	$2,171

Debt financing	$885	$935	$986	$989	$702
Other liabilities	2,927	1,005	1,070	865	878
Shareholder’s equity	689	666	643	622	591

Total funds	$4,501	$2,606	$2,699	$2,476	$2,171

PERFORMANCE RATIOS
Return on average equity	20%	20%	19%	21%	23%
Operating margin (d)	23	24	24	25	26

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions)(e)
Domestic	$806	$862	$875	$869	$806
Offshore	101	126	125	121	116

Total	$907	$988	$1,000	$990	$922

Asset type (in billions)(e)
Money market	$387	$400	$413	$373	$328
Equity	308	358	358	390	377
Fixed income	116	126	128	123	117
Other	96	104	101	104	100

Total	$907	$988	$1,000	$990	$922

Custody fund assets (in billions)	$415	$471	$476	$500	$497

Shareholder accounts (in millions)
Transfer agency	17	19	19	19	19
Subaccounting	56	55	57	53	51

Total	73	74	76	72	70

OTHER INFORMATION
Period-end full-time employees	4,969	4,946	4,865	4,784	4,504

(a)	See note (a) on page 12.
(b)	Certain out-of-pocket expense items which are then client billable are included in both servicing revenue and operating expense above, but offset each other entirely and therefore have no net effect on operating income. Distribution revenue and expenses which relate to 12b-1 fees that are received from certain fund clients for the payment of marketing, sales and service expenses also entirely offset each other, but are netted for presentation purposes above.
(c)	Net of nonoperating expense.
(d)	Total operating income divided by servicing revenue.
(e)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accounting/administration net fund assets—Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets—Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available for sale debt securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized—Adjusted to reflect a full year of activity.

Assets under management—Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point—One hundredth of a percentage point.

Charge-off—Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the carrying amount by the allowance for loan losses associated with such loan or, if the market value is less than its carrying amount, by the amount of that difference.

Common shareholders’ equity to total assets—Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread—The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Custody assets—Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives—Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity—An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets—Assets that generate income, which include: federal funds sold; resale agreements; trading securities and other short-term investments; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital—Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration—A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms (Continued)

Efficiency—Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Fair value—The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing—A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts—Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP—Accounting principles generally accepted in the United States of America.

Leverage ratio—Tier 1 risk-based capital divided by adjusted average total assets.

Net interest income from loans and deposits—A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin—Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration—Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue—Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets—Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans—Nonperforming loans include loans to commercial, commercial real estate, lease financing, consumer, and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount—A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage—The period to period percentage change in total revenue (GAAP basis) less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery—Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Return on average assets—Annualized net income divided by average assets.

Return on average capital—Annualized net income divided by average capital.

Return on average common shareholders’ equity—Annualized net income less preferred stock dividends divided by average common shareholders’ equity.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms (Continued)

Return on average tangible common shareholders’ equity—Annualized net income less preferred stock dividends divided by average common shareholders’ equity less goodwill and other intangible assets (net of deferred taxes for both taxable and nontaxable combinations), and excluding mortgage servicing rights.

Risk-weighted assets—Primarily computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization—The process of legally transforming financial assets into securities.

Tangible common equity ratio—Period-end common shareholders’ equity less goodwill and other intangible assets (net of eligible deferred taxes), and excluding mortgage servicing rights, divided by period-end assets less goodwill and other intangible assets (net of deferred taxes), and excluding mortgage servicing rights.

Taxable-equivalent interest—The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital—Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to nontaxable combinations), less equity investments in nonfinancial companies and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio—Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced—Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total return swap—A non-traditional swap where one party agrees to pay the other the “total return” of a defined underlying asset (e.g., a loan), usually in return for receiving a stream of LIBOR-based cash flows. The total returns of the asset, including interest and any default shortfall, are passed through to the counterparty. The counterparty is therefore assuming the credit and economic risk of the underlying asset.

Total risk-based capital—Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other minority interest not qualified as Tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio—Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits—The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve—A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.